Exhibit 23.2

[Letterhead of PricewaterhouseCoopers Zhong Tian CPAs Limited Company]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Spreadtrum Communications, Inc. of our report dated May 7, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Spreadtrum Communications, Inc.’s Form 20-F for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China
February 28, 2011